UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COFFEE HOLDING CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computer on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

COFFEE HOLDING CO., INC.

3475 Victory Boulevard

Staten Island, NY 10314

October 29, 2025

To be held on December 16, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Coffee Holding Co., Inc. (the “Company” or “JVA”) which will be held on Tuesday, December 16, 2025, beginning at 3:00 p.m. Eastern Time. The Annual Meeting will be held live via the Internet. Stockholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at https://edge.media-server.com/mmc/go/jva2025agm by using the Control ID and Request ID included in the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

●	to elect two directors to the Board of Directors to hold office for the following three years until their successors are elected;

●	to ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for our fiscal year ending October 31, 2025;

●	to hold an advisory vote on executive compensation;

●	to hold an advisory vote on the frequency of holding stockholder advisory votes on executive compensation; and

●	to transact any other business that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 17, 2025 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting live via the Internet or not, you may vote your shares over the Internet or by marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting live via the Internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in this Proxy Statement at any time before it has been voted at the Annual Meeting.

In order to attend the virtual Annual Meeting at https://edge.media-server.com/mmc/go/jva2025agm, stockholders must enter the Control ID found on their proxy card or voting instruction form which stockholders previously received. If you hold your shares beneficially through a bank or broker, you must follow the instructions provided by your broker or nominee. Instructions on how to connect and participate live via the Internet are posted at https://edge.media-server.com/mmc/go/jva2025agm.

On behalf of the Board of Directors and the employees of Coffee Holding Co., Inc., we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

Coffee Holding Co., Inc.

By:	/s/ Andrew Gordon
Andrew Gordon
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date:	Tuesday, December 16, 2025
Time:	3:00 p.m., Eastern Time
Place:	This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen, vote and submit questions regardless of location via the Internet at https://edge.media-server.com/mmc/go/jva2025agm by using the stockholder information included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.

At our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), we will ask you:

1.	To elect two directors to serve for a three-year term to expire at the 2028 annual meeting of stockholders. The following directors have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors:

●	Gerard DeCapua
●	George F. Thomas

2.	To ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as Coffee Holding Co., Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2025;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of holding stockholder advisory votes on executive compensation; and

5.	To transact any other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each of the proposals at this year’s Annual Meeting.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a holder of common stock of Coffee Holding Co., Inc., par value $0.001 per share, at the close of business on October 17, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. You may revoke your proxy in the manner described in this Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

By:	/s/ David Gordon
David Gordon
Secretary

Staten Island, New York

October 29, 2025

THE MEETING

General

Coffee Holding Co., Inc. (“Coffee Holding”) is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Coffee Holding. The term “Annual Meeting” as used in this proxy statement refers to the 2025 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

The Board of Directors, or the Board, is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting virtually to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Annual Meeting or you may vote online at https://edge.media-server.com/mmc/go/jva2025agm. This process is described below in the section entitled “Voting Rights.”

This proxy statement is dated October 29, 2025. If you owned shares of common stock of Coffee Holding, par value $0.001 per share, at the close of business on October 17, 2025, or the Record Date, you are entitled to vote at the Annual Meeting. On the Record Date, there were 5,708,599 shares of common stock of Coffee Holding outstanding.

Our proxy materials, including our Proxy Statement for the Annual Meeting and our Annual Report for the fiscal year ended October 31, 2024, are available on the Internet at https://www.iproxydirect.com/JVA. Under Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials by sending you this full set of proxy materials.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote:

a) to elect two directors, each to serve for a three-year term that will expire at the 2028 annual meeting of stockholders;

b) to ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as Coffee Holding’s independent registered accounting firm for the fiscal year ending October 31, 2025;

c) to hold an advisory vote on executive compensation;

d) to hold an advisory vote on the frequency of holding stockholder advisory votes on executive compensation; and

e) to transact any other business that may properly come before the Annual Meeting.

The Annual Meeting will be held on Tuesday, December 16, 2025 at 3:00 p.m., local time, virtually on the Internet at https://edge.media-server.com/mmc/go/jva2025agm. You will not be able to attend the Annual Meeting in-person.

Conduct of Annual Meeting

Our Board of Directors has determined to hold our Annual Meeting solely by means of remote communication via the Internet. This is often referred to as a “virtual annual meeting.” The webcast will allow all stockholders to join the meeting, regardless of location. As with an in-person meeting, you will be able to vote and ask questions during the meeting. Our decision to hold the Annual Meeting in a virtual format relates only to the 2025 Annual Meeting at this time.

You can join the Annual Meeting by accessing the meeting at https://edge.media-server.com/mmc/go/jva2025agm and entering in your Control ID provided on your ballot or proxy information mailed to you.

The Annual Meeting is scheduled to begin at 3:00 p.m. Eastern Time, on December 16, 2025. Online access will be available prior to the meeting for you to obtain stockholder information and to vote your shares should you not have done so previously. We encourage you to access the meeting webcast prior to the scheduled start time.

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

We intend to answer as many questions that pertain to company matters, as time allows during the meeting. Questions that are substantially similar may be grouped and or not answers to ensure we are able to answer every question in this virtual format.

We encourage you to test your computer and internet browser prior to joining the Annual Meeting. If you experience technical difficulties, please call (919) 744-2718.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. If the holders of a majority of the voting power of the shares of the capital stock of the Company entitled to vote at a meeting, present in person or represented by proxy, a quorum will exist. We will count proxies marked as “abstain”, “withhold” and broker non-votes as shares present to determine the total number of shares present at the Annual Meeting.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the common stock of Coffee Holding that you owned as of record at the close of business on October 17, 2025 (the “Record Date”). The number of shares you own (and may vote) is listed on your proxy card.

You may vote your shares via the Internet, by fax, by telephone or by returning the proxy card by mail.

If you attend the Annual Meeting live via the Internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares by proxy. If you wish to vote your shares electronically at the Annual Meeting, stockholders of record as of the Record Date, and persons holding valid proxies, can login at https://edge.media-server.com/mmc/go/jva2025agm and vote by using the Control ID and Request ID provided in the proxy materials and following the instructions.

To vote over the Internet, you must go to https://edge.media-server.com/mmc/go/jva2025agm. To vote your shares by fax, you must complete your proxy card and fax the proxy card to 202-521-3464. To vote by telephone you must call 1-866-752-VOTE(8683). To vote by proxy, you must request a paper copy of the proxy materials and you must complete, sign and return the proxy card by mail. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Proposal 1 relates to the election of directors. For Proposal 1 you may vote your shares “for” or “withhold.” Pursuant to the Company’s Bylaws, a nominee will be elected by the vote of a plurality of the votes cast by the holders of the Company’s shares of common stock (meaning that the two director nominees who receive the highest number of shares voted “for” their election are elected). Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors. “Withhold” votes, if any, and broker non-votes, if any, are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Proposal 2 relates to the appointment of CBIZ as the Company’s independent registered accounting firm for fiscal year ending October 31, 2025. For Proposal 2, you may vote your shares “for”, “against” or “abstain.” Based on the Company’s Bylaws, the affirmative vote of a majority of the votes cast present in person or by proxy at the Annual Meeting is necessary to ratify Proposal 2 (meaning the number of shares voted “for” Proposal 2 must exceed the number of shares voted “against” Proposal 2). Abstentions, if any, and broker non-votes, if any, will have no effect on this proposal. The Company is not required to seek stockholder approval for the appointment of our independent registered accounting firm, but the Company’s Audit Committee and full Board believe it is sound corporate practice to seek such approval. If a majority of such stockholders does not vote to ratify the appointment of the independent registered accounting firm, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Proposal 3 relates to an advisory vote on executive compensation. For Proposal 3, you may vote your shares “for”, “against” or “abstain.” Based on the Company’s Bylaws, the affirmative vote of a majority of the votes cast present in person or by proxy at the Annual Meeting is necessary to ratify Proposal 3 (meaning the number of shares voted “for” Proposal 3 must exceed the number of shares voted “against” such proposal). Abstentions, if any, and broker non-votes, if any, will have no effect on this proposal.

Proposal 4 relates to an advisory vote on the frequency of holding stockholder advisory votes on executive compensation. For Proposal 4, you may vote your shares “for”, “against” or “abstain.” Based on the Company’s Bylaws, the affirmative vote of a majority of the votes cast present in person or by proxy at the Annual Meeting is necessary to ratify Proposal 4 (meaning the number of shares voted “for” Proposal 4 must exceed the number of shares voted “against” such proposal). Abstentions, if any, and broker non-votes, if any, will have no effect on this proposal.

The Board has determined that a vote in favor of Proposal 1, Proposal 2, Proposal 3 and Proposal 4 is in the best interests of Coffee Holding and its stockholders and unanimously recommends a vote FOR each of the director nominees and FOR each of the proposals.

Shares Held in “Street Name” and Broker Non-Votes

If you own shares through a bank, broker, trust or other nominee rather than in your own name, you are the beneficial owner of shares, but considered to be holding the shares in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your broker, bank or other record holder, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

Banks, brokers or others acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines any of our proposals to be “non-routine,” a failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have no effect with respect to Proposal 1, Proposal 2, Proposal 3 or Proposal 4.

The Board of Directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone, Fax or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by voting via Internet during the Annual Meeting even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Emily White at Equiniti by e-mail at proxy-ID@equiniti.com or by telephone at (929) 376-1195, and then re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

●	filing with our Secretary, a letter revoking the proxy;
●	submitting another signed proxy with a later date; or
●	attending the Annual Meeting via the Internet, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote during the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Coffee Holding.

Solicitation of Proxies

Coffee Holding will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of Coffee Holding may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining Copies of the Annual Report on Form 10-K

If you would like a copy of our Annual Report on Form 10-K and audited financial statements for the fiscal year ended October 31, 2024 (without exhibits), which was filed with the SEC on January 31, 2025, we will send you a copy free of charge via mail or email. Please write to or call:

David Gordon, Secretary

Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, New York 10314

(718) 832-0800

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of Coffee Holding’s common stock beneficially owned by (i) each person known to be the owner of 5% or more of our common stock, (ii) each director and nominee, (iii) the Named Executive Officers identified in the Summary Compensation Table included elsewhere in this proxy statement and (iv) all directors and executive officers of Coffee Holding as a group, as of October 17, 2025. The percent of common stock outstanding was based on a total of 5,708,599 shares of Coffee Holding’s common stock outstanding as of October 17, 2025. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name. The address for each person shown in the table is c/o Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, New York 10314, unless otherwise indicated.

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding (%) (1)

Directors and Executive Officers
Andrew Gordon	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	661,750	(2)	10.9%
David Gordon	Executive Vice President - Operations, Secretary and Director	655,037	(3)	10.9%
Gerard DeCapua	Director	14,100	(4)	*
Daniel Dwyer	Director	19,900	(5)	*
Barry Knepper	Director	36,010	(6)	*
John Rotelli	Director	20,548	(7)	*
George F. Thomas	Director	6,600	(8)	*
All directors and executive officers as a group (7 persons)		1,413,945		22.1%
5% or More Holders
Renaissance Technologies LLC		381,964	(9)	6.7%

(1) Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Shares of common stock subject to stock options that are exercisable currently or within 60 days of October 17, 2025, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such stock options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person

(2) Includes 39,000 shares owned by Mr. A. Gordon directly, a stock option to purchase 349,000 shares held directly by Mr. A Gordon, of which all 349,000 shares are currently exercisable, and 273,750 shares owned indirectly by Mr. A. Gordon through A. Gordon Family Ventures LLC.

(3) Includes 374,037 shares of common stock owned by Mr. D. Gordon directly, a stock option to purchase 281,000 shares of common stock owned directly by Mr. D. Gordon, of which all 281,000 shares are currently exercisable.

(4) Includes 100 shares of common stock and an option to purchase 14,000 shares of common stock owned directly by Mr. DeCapua, of which all 14,000 shares are currently exercisable.

(5) Includes 5,900 shares of common stock and an option to purchase 14,000 shares of common stock owned directly by Mr. Dwyer, of which all 14,000 shares are currently exercisable.

(6) Includes 22,010 shares of common stock and an option to purchase 14,000 shares of common stock owned directly by Mr. Knepper, of which all 14,000 shares are currently exercisable.

(7) Includes 6,548 shares of common stock and an option to purchase 14,000 shares of common stock owned directly by Mr. Rotelli, of which all 14,000 shares are currently exercisable.

(8) Includes 3,000 shares of common stock owned by Mr. Thomas directly, an option to purchase 3,000 shares of common stock owned by Mr. Thomas directly, of which all 3,000 shares are currently exercisable, and 600 shares owned by Mr. Thomas’ wife.

(9) Includes shares of common stock beneficially owned by Renaissance Technologies Holdings Corporation (“RTHC”) because of RTHC’s majority ownership of Renaissance Technologies LLC (“RTC”). The principal business address of both RTHC and RTC is 800 Third Avenue, New York, New York 10022. All information regarding RTHC is based on information disclosed in a statement on Schedule 13G/A filed with the SEC on February 13, 2025.

PROPOSAL 1

ELECTION OF DIRECTORS

Coffee Holding has a classified Board, divided into three classes, and the term of Gerard DeCapua and George F. Thomas will expire on the date of the 2025 Annual Meeting. Coffee Holding’s Board currently consists of seven members. The Nominating and Corporate Governance Committee of the Board has re-nominated Gerard DeCapua and George F. Thomas as nominees with a three-year term expiring at the 2028 annual meeting of stockholders or until their successors have been elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Nominating and Corporate Governance Committee may propose. We know of no reason why any of the nominees may be unable to serve as a director. The nominees have consented to being named in this proxy statement and to serve as director if elected.

Nominees:

●	Gerard DeCapua
●	George F. Thomas

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

Pursuant to the Company’s Bylaws, a nominee will be elected by the vote of a plurality of the votes cast by the holders of the Company’s shares of common stock (meaning that the two director nominees who receive the highest number of shares voted “for” their election are elected).

Information About Our Nominees, Board of Directors and Management

Name	Age (1)	Term Expires	Position(s) Held With Coffee Holding	Director Since

Andrew Gordon	64	2027	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	1997

Daniel Dwyer	69	2027	Director	1998

Barry Knepper	75	2027	Director	2005

Gerard DeCapua	64	2025	Director	1997

George F. Thomas	77	2025	Director	2016

David Gordon	61	2026	Executive Vice President - Operations, Secretary and Director	1995

John Rotelli	67	2026	Director	2005

(1)	As of October 29, 2025.

The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for at least the last five years.

Andrew Gordon has been the Chief Executive Officer, President, Treasurer and a director of Coffee Holding since 1997 and its Chief Financial Officer since November 2004. He is responsible for managing Coffee Holding’s overall business and has worked for Coffee Holding for over 37 years, previously as a Vice President from 1993 to 1997. Mr. Gordon has worked in all capacities of Coffee Holding’s business and serves as the direct contact with its major private label accounts. Mr. Gordon received his Bachelor of Business Administration degree from Emory University. He is the brother of David Gordon. Through his experience as President and Chief Executive Officer of the Company, as well as his over 35 years of service with the Company, Mr. Gordon has demonstrated the requisite qualifications and skills necessary to serve as an effective director. We believe Mr. Gordon’s extensive experience with, and institutional knowledge of, Coffee Holding and the industry is an integral contribution to Coffee Holding’s current successes and its ability to grow and flourish in the industry.

Daniel Dwyer has served as a director of Coffee Holding since 1998. Mr. Dwyer was the Chief Executive Officer at Rothfos Corporation, a green coffee bean supplier, and prior to that, had been a senior coffee trader at Rothfos, since 1995. Mr. Dwyer was responsible for our account with Rothfos. We believe that Mr. Dwyer’s experience with the coffee industry will enable him to provide the Board with beneficial insight for Coffee Holding’s business development and strategy.

Barry Knepper has served as a director of Coffee Holding since 2005. From July 2004 to the present, Mr. Knepper has been the President and Chief Executive Officer of Royalty Recovery Group, Inc., management consultant and auditors. Mr. Knepper was the Chief Financial Officer for TruFoods Corporation, a growth oriented franchise management company from April 2001 through June 2004. From January 2000 through March 2001, he was the Chief Financial Officer of Offline Entertainment, an early stage television and motion picture production company. From 1982 through 1999, he served as the Chief Financial Officer of Unitel Video, Inc., a formerly publicly-traded nationwide high tech service company in the television, film and new media fields. We believe that Mr. Knepper’s diversified financial, accounting and business expertise provide him with the qualifications and skills to serve as a director.

Gerard DeCapua has served as a director of Coffee Holding since 1997. Mr. DeCapua has had his own law practice in Rockville Centre, New York since 1986. Mr. DeCapua received his law degree from Pace University. We believe that Mr. DeCapua’s legal experience brings significant knowledge regarding the legal issues Coffee Holding faces and provide him with the skills and qualifications to serve as a director.

George F. Thomas has served as a director of Coffee Holding since February 2016. Mr. Thomas has over 38 years of domestic and international corporate business experience in top management positions. Since February 2007, Mr. Thomas has served as a Principal at Radix Consulting Corporation, a consulting firm which provides specialized advice in the field of electronic payments. From 1981 through 2007, Mr. Thomas served in a number of positions at The Clearing House Payments Company L.L.C., a limited liability company which operates electronic payment systems, including such positions as Executive Vice President of the Payments Services Division, President of the Electronic Payments Network, Senior Vice President of Business Development and Information Technology and Vice President of Technical Services and Systems Development. Since 2007, Mr. Thomas has served as a director of eGistics, Inc., a provider of cloud-based document and data management solutions which was acquired by Top Image Systems, Ltd. in 2014. We believe that Mr. Thomas’ financial and business experience provide him with the qualifications and skills to serve as a director.

David Gordon has been the Executive Vice President — Operations, Secretary and a director of Coffee Holding since 1995. He is responsible for managing all aspects of Coffee Holding’s roasting and blending operations, including quality control, and has worked for Coffee Holding for 39 years, previously as an Operating Manager from 1989 to 1995. He is a charter member of the Specialty Coffee Association of America, or SCAA. Mr. Gordon attended Baruch College in New York City. He is the brother of Andrew Gordon. Through his 38 years of service with the Company, Mr. Gordon has demonstrated the requisite qualifications and skills necessary to serve as an effective director. We believe Mr. Gordon’s extensive institutional knowledge and leadership are invaluable to Coffee Holding’s current and future successes. Mr. Gordon’s leadership, as demonstrated by the launch of the Specialty Green segment of the business as well as the founding of the SCAA, is a valuable resource for Coffee Holding’s business development and future strategy.

John Rotelli has served as a director of Coffee Holding since 2005. Mr. Rotelli has over 40 years of experience in the green coffee industry business consisting of procurement from growing countries, every aspect of traffic and warehousing, quality analysis, and knowledge of both suppliers and competitors. Mr. Rotelli is currently the Vice President of L.J. Cooper Company, one of the largest green coffee brokers and agents in North America. He also formerly served as a director of the Green Coffee Association. Mr. Rotelli’s industry and business experience provides the Board with valuable expertise within the coffee industry as well as beneficial relationships that can help form new beneficial relationships for Coffee Holding.

CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Coffee Holding. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board held one meeting during the fiscal year ended October 31, 2024. Each director serving during the fiscal year ended October 31, 2024 attended at least 75 percent of the meetings of the Board, plus meetings of committees on which that particular director served during the fiscal year ended October 31, 2023.

Coffee Holding is committed to establishing and maintaining high standards of corporate governance. Our executive officers and the Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. We believe these initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives fully comply with the rules of the Nasdaq Stock Market LLC (“Nasdaq”). The Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

Board Leadership Structure and Role in Risk Oversight

Andrew Gordon serves as both our principal executive officer and chairman at the pleasure of the Board. The directors have determined that Mr. Gordon’s experience in our industry and in corporate transactions, and his personal commitment to Coffee Holding as an investor and employee, make him uniquely qualified to supervise our operations and to execute our business strategies. The Board is also cognizant of Coffee Holding’s relatively small size compared to its publicly traded competitors. We do not have a lead independent director. Management’s activities are monitored by standing committees of the Board, principally the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees is comprised solely of independent directors. For these reasons, the Board deems this leadership structure appropriate for us.

Code of Ethics

The Board has adopted a Code of Conduct and Ethics that applies to each of our directors, officers and employees. The Code of Conduct and Ethics sets forth our policies and expectations on a number of topics, including:

●	acceptance of gifts;
●	financial responsibility regarding both personal and business affairs, including transactions with Coffee Holding;
●	personal conduct, including ethical behavior and outside employment and other activities;
●	affiliated transactions, including separate identities and usurpation of corporate opportunities;
●	preservation and accuracy of Coffee Holding’s records;
●	compliance with laws, including insider trading compliance;
●	preservation of confidential information relating to our business and that of our clients;
●	conflicts of interest;
●	the safeguarding and proper use of our assets and institutional property;
●	code administration and enforcement;
●	reporting, investigating and resolving of all code violations; and
●	code-related training, certification of compliance and maintenance of code-related records.

The Audit Committee of our Board reviews the Code of Conduct and Ethics on a regular basis, and will propose or adopt additions or amendments to the Code of Conduct and Ethics as appropriate. The Code of Conduct and Ethics is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” A copy of the Code of Conduct and Ethics may also be obtained free of charge by sending a written request to:

David Gordon, Secretary

Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, NY 10314

We intend to satisfy the disclosure requirement under Section 5.05(c) of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website.

Independent Directors

Our Board currently consists of seven directors, four of whom our Board has determined are independent directors. The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq’s rules, are comprised of those objective standards set forth in the rules promulgated by Nasdaq. The Board is responsible for ensuring that independent directors do not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that Gerard DeCapua, Barry Knepper, John Rotelli and George F. Thomas, comprising a majority of the Board, are “independent” directors under Nasdaq’s rules.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Coffee Holding or any subsidiary of Coffee Holding other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Coffee Holding or any subsidiary of Coffee Holding; and (3) not have participated in the preparation of the financial statements of Coffee Holding or any current subsidiary of Coffee Holding at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Coffee Holding’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Furthermore, at least one member of the Audit Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. The SEC requires that Coffee Holding disclose whether the Audit Committee has, and will continue to have, at least one member who is a “financial expert.” The Board has determined that Barry Knepper meets the SEC’s definition of an audit committee financial expert.

Committees of the Board

The Board of Coffee Holding has established the following committees:

Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” All members of the Audit Committee are independent directors as defined under Nasdaq’s listing standards. Gerard DeCapua, Barry Knepper and George F. Thomas serve as members of the Audit Committee with Barry Knepper serving as its chairman. The Board has determined that Barry Knepper qualifies as an audit committee financial expert as that term is defined by SEC regulations. The Audit Committee held four meetings during the fiscal year ended October 31, 2024, and acted by written consent on two occasions.

Compensation Committee. The Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews the compensation of the President and Chief Executive Officer of Coffee Holding and makes recommendations in that regard to the Board as a whole. The Board has adopted a written charter for the Compensation Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” All members of the Compensation Committee are independent directors as defined under Nasdaq’s listing standards. Barry Knepper, John Rotelli and George F. Thomas serve as members of the Compensation Committee, with John Rotelli serving as its chairman. The Compensation Committee held one meeting during the fiscal year ended October 31, 2024, and acted by written consent once.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full Board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in Article II, Section 11 of our Bylaws and applies the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards. Gerard DeCapua, John Rotelli and George F. Thomas serve as members of the Nominating and Corporate Governance Committee, with Gerard DeCapua serving as its chairman. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended October 31, 2024, and acted by written consent once.

There are no minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. It is the policy of the Nominating and Corporate Governance Committee to recommend individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of our stockholders.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Coffee Holding and other interested persons may communicate with the Board or the chairperson of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee by writing to the Secretary of Coffee Holding at 3475 Victory Boulevard, Staten Island, NY 10314. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Directors are expected to prepare themselves for and attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. All of our directors who served as directors during the 2024 fiscal year attended the 2024 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

The summary compensation table below summarizes information concerning compensation for the fiscal years ended 2024 and 2023 of the individuals who served as President, Chief Executive Officer, Chief Financial Officer and Treasurer (Andrew Gordon) and Executive Vice President - Operations and Secretary (David Gordon). We refer to these individuals as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the compensation of our Named Executive Officers for services in all capacities to us and our subsidiaries.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)		Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)

Andrew Gordon, President, Chief Executive Officer,	2024	$288,000	$0	(3)	$0	$0	$0	$36,432	$324,432
Chief Financial Officer and Treasurer	2023	$304,535	$10,000		$0	$0	$0	$55,111	$369,646

David Gordon, Executive Vice President -	2024	$268,000	$0	(3)	$0	$0	$0	$69,684	$337,684
Operations and Secretary	2023	$270,400	$10,000		$0	$0	$0	$73,138	$353,538

(1) The figures shown represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2) The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figures shown for Andrew Gordon include $10,996 and $10,279 in employer contributions to the 401(k) plan for 2024 and 2023, respectively; life insurance premiums of $0 and $0 for 2024 and 2023, respectively, business car expenses of $0 and $22,227 for 2024 and 2023, respectively, and health insurance premiums of $25,436 and $22,605 for 2024 and 2023, respectively. The figures shown for David Gordon include $9,554 and $14,256 for business car expenses in 2024 and 2023, respectively; $7,951 and $8,680 in employer contributions to the 401(k) plan for 2024 and 2023, respectively, life insurance premiums of $0 and $3,000 for 2024 and 2023, respectively, and health insurance premiums of $52,179 and $47,202 for 2024 and 2023, respectively.

(3) Andrew Gordon and David Gordon were entitled to bonuses of $20,000 and $15,000, respectively, for 2024 but they each waived their right to said bonus.

Narrative to Summary Compensation Table

Overview

Our Compensation Committee has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. In that regard, the Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries and benefit programs. The Compensation Committee ensures that the total compensation paid to our executive leadership team is fair and reasonable. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the Named Executive Officers, are similar to those provided to our other officers and employees.

Compensation Components

Our compensation program for Named Executive Officers consists generally of base salary, annual bonuses and equity-based incentive compensation. These elements are intended to provide an overall compensation package that is commensurate with our financial resources, that is appropriate to ensure the retention of experienced management personnel, and that aligns their financial interests with those of our stockholders. We pay our Named Executive Officers commensurate with their experience and responsibilities.

Base Salary. Each of our Named Executive Officers receives a base salary to compensate him for services performed during the year. The base salaries of our Named Executive Officers are established annually by the Board upon recommendation by the Compensation Committee. When determining the base salary for each of our Named Executive Officers, the Compensation Committee considers the performance of the Named Executive Officer, the duties of the Named Executive Officer, the experience of the Named Executive Officer in his position and salary levels of the companies in our peer group. Salary levels are also intended to reflect our financial performance. We have entered into employment agreements with each of the Named Executive Officers that provide for minimum annual base salaries. The Named Executive Officers are eligible for annual increases in their base salaries as a result of company performance, individual performance and any added responsibility since their last salary increase.

Annual Bonus. Our Named Executive Officers are eligible to receive annual cash bonuses. These bonuses are intended to reward the achievement of corporate goals and individual performance objectives. The bonus levels are intended to be competitive with those typically paid by the companies in our peer group and commensurate with the Named Executive Officers’ successful execution of duties and responsibilities.

Equity Compensation. At the 2013 Annual Meeting of Stockholders, our stockholders approved the 2013 Equity Compensation Plan. Through the 2013 Equity Compensation Plan, we provide our employees, including our Named Executive Officers, with equity incentives that help align their interests with those of our stockholders by tying the value delivered to our Named Executive Officers to the value of our shares of common stock. We also believe that stock option grants to our Named Executive Officers provide them with long-term incentives that will aid in retaining executive talent by providing opportunities to be compensated through the Company’s performance and rewarding executives for creating shareholder value over the long-term.

As the 2013 Equity Compensation Plan does not allow for grants to be made after the 10th anniversary of the plan, no new grants have been permitted since February 2023 and, therefore, during the years ended October 31, 2024, and October 31, 2023 we did not grant any stock option awards to the Named Executive Officers.

Implementation for Fiscal Year 2024

For the 2024 fiscal year, Andrew Gordon received a base salary of $288,000 and no annual bonus. David Gordon received a base salary of $268,000 and no annual bonus.

During the 2025 fiscal year, Andrew Gordon’s and David Gordon’s salaries were set at $450,000 and $265,400, respectively.

Compensation Decision-Making Policies and Procedures

Decision-Making and Policy-Making. As a Nasdaq listed company, we must observe governance standards that require executive officer compensation decisions to be made by the independent director members of our Board or by a committee of independent directors. Consistent with these requirements, our Board has established a Compensation Committee which is comprised entirely of independent directors.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries and benefit programs. Compensation may consist of three components: (1) base salary; (2) bonuses; and (3) long-term incentives (e.g., deferred compensation and fringe benefits).

The Compensation Committee generally meets at least once each year or acts by written consent. It considers the expectations of the Chief Executive Officer with respect to his own compensation and his recommendations with respect to the compensation of more junior executive officers, as well as empirical data on compensation practices at peer group companies. The Compensation Committee does not delegate its duties to others.

Employment Agreements

We have entered into employment agreements with Andrew Gordon to secure his continued service as President, Chief Executive Officer, Chief Financial Officer and Treasurer (the “Andrew Gordon Employment Agreement”) and with David Gordon to secure his continued service as Executive Vice President — Operations and Secretary (the “David Gordon Employment Agreement”, and together with the Andrew Gordon Employment Agreement, the “Employment Agreements”). These Employment Agreements have rolling five-year terms that each began on May 6, 2005. The term of the Employment Agreements may be converted to a fixed five-year term by the decision of our Board or the applicable executive. The Employment Agreements provide for minimum annual salaries, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans for the executive. The Employment Agreements also guarantee customary corporate indemnification and errors and omissions insurance coverage for the executives throughout the employment term and thereafter for so long as the executives are subject to liability for such service as an executive, to the extent permissible by the Nevada Revised Statutes.

The terms of the Employment Agreements provide that each executive will be entitled to severance benefits if his employment is terminated without “cause” or if he resigns for “good reason” or following a “change in control” (as such terms will be defined in the Employment Agreements) equal to the value of the cash compensation and fringe benefits that he would have received if he had continued working for the remaining unexpired term of the agreement. The Employment Agreements also provide the executives with uninsured disability benefits. During the term of the Employment Agreements and, in case of discharge of such executive with “cause” or resignation by such executive without “good reason,” for a period of one year thereafter, the executives are subject to (1) restrictions on competition with us; and (2) restrictions on the solicitation of our customers and employees. For all periods during and after the term of the employment agreements, the executives are subject to nondisclosure and restrictions relating to our confidential information and trade secrets.

The Employment Agreements provide that in the event an executive’s employment is terminated in connection with a change in control under circumstances entitling him to severance benefits, and it is determined that the executive would be subject to a 20% excise tax imposed by Section 4999 of the Code which applies to certain “excess parachute payments” (the “Excise Tax”), we will pay the executive a “Tax Indemnity Payment” such that the net amount received by the executive after payment of such Excise Tax, and any federal, Medicare and state and local income taxes and Excise Tax upon the Tax Indemnity Payment, will be equal to the payments the executive would have retained had there been no Excise Tax. The effect of this provision is that we, and not the executives, bear the financial cost of the Excise Tax. In accordance with Section 280G of the Code, we cannot claim a federal income tax deduction for payments subject to the Excise Tax, including the Tax Indemnity Payment.

Potential Payments Upon a Change of Control

Under the 2013 Equity Compensation Plan, in the event of a change in control (as defined in the 2013 Equity Compensation Plan), the Compensation Committee may, at the time of the grant of an award provide for, among other things, the (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate. To date, there have been 689,000 options granted under the 2013 Equity Compensation Plan to the Named Executive Officers.

Other than the severance benefits described under “Employment Agreements” and the potential payments described under “Potential Payments Upon a Change of Control” above, we do not maintain contracts, agreements, plans or arrangements that provide for payments to the Named Executive Officers at, following, or in connection with any termination of employment.

Deferred Compensation Plan for Executive Officers

In January 2005, we established the Coffee Holding Co., Inc. Non-Qualified Deferred Compensation Plan for Named Executive Officers. Currently, Andrew Gordon is the only participant in the plan. Each Named Executive Officer who participates in the plan may defer receipt of all or a portion of his annual cash compensation received from Coffee Holding. The deferred amounts are allocated to a deferral account and credited with interest according to the investment classifications made available by the Board. The plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events. The amounts deferred, and related investment earnings, are held in a corporate account for the benefit of participating Named Executive Officers until such amounts are distributed pursuant to the terms of the plan.

The deferred compensation payable represents the liability due to the Chief Executive Officer of the Company. The amounts were $121,386 and $120,523 as of October 31, 2024, and October 31, 2023, respectively, and are included in Deposits and other amounts in the accompanying balance sheets.

Other Compensation and Benefits

Retirement Savings, Health, and Welfare Benefits

The Company has a 401(k) Retirement Plan, which covers all the full-time employees who have completed one year of service and have reached their 21st birthday. The Company matches 100% of the aggregate salary reduction contribution up to the first 3% of compensation and 50% of aggregate contribution of the next 2% of compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options awarded to each of our Named Executive Officers as of October 31, 2024.

	Number of Securities Underlying Unexercised Options		Option exercise	Option expiration
Name	Exercisable	Unexercisable	price ($)	date
Andrew Gordon	349,000	0	$5.43	4/18/2029
David Gordon	281,000	0	$5.43	4/18/2029

Equity Compensation Plan Information

The following table sets forth information regarding outstanding stock options and rights and shares reserved for future issuance under our existing equity compensation plans as of October 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	(Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	921,000	$5.43	0
Equity compensation plans not approved by stockholders	-	$-	-

Total	921,000	$5.43	0

*During the year ended October 31, 2024, employees forfeited 79,000 stock options.

(1)	Represents outstanding stock options granted to current or former employees and directors of the Company pursuant to its 2013 Equity Compensation Plan.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return (“TSR”)(5)	Net Income (Loss) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$344,432	$344,432	$352,684	$352,684	$87.79	$2,218,014
2023	$379,646	$379,646	$358,538	$358,538	$30.70	$(835,576)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Andrew Gordon (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “EXECUTIVE COMPENSATION—Summary Compensation Table.”

(2)	The figures in column (c) represent the compensation actually paid to the PEO (Andrew Gordon) for each year. Under SEC rules governing the “pay versus performance” disclosure, total compensation for the PEO as reported in the Summary Compensation Table and as actually paid to the PEO is identical, as no adjustment to the figures as reported in the Summary Compensation Table is required to reflect compensation actually paid to the PEO.

(3)	The dollar amounts reported in column (d) represent the amount reported for David Gordon, our company’s other Named Executive Officer, in the “Total” column of the Summary Compensation Table in each applicable year.

(4)	The figures in column (e) represent the compensation actually paid to David Gordon, our company’s other Named Executive Officer, for each year. Under SEC rules governing the “pay versus performance” disclosure, compensation for the Other NEOs (David Gordon) as reported in the Summary Compensation Table and as actually paid to the Other NEOs is identical, as no adjustment to the figures as reported in the Summary Compensation Table is required to reflect average compensation actually paid to the Other NEOs.

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Compensation Actually Paid and Cumulative TSR

While we are required by SEC rules to disclose the relationship between our net income and compensation actually paid to our named executive officers, this is not a metric our Compensation Committee currently uses in evaluating our named executive officers’ compensation.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Non-employee directors receive $800 per Board meeting and committee meeting attended in person and $400 per Board meeting and committee meeting attended telephonically. Non-employee directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with attendance at Board and committee meetings.

Total directors’ meeting and committee fees for the fiscal year ended October 31, 2024 were $13,600. We do not compensate our employee directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Amended and Restated Articles of Incorporation and Bylaws.

The following table sets forth information regarding compensation earned by our non-employee directors during the 2024 fiscal year.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Paid in Cash ($)(1)	Stock Options (2)	Compensation ($)	Total ($)
Gerard DeCapua	$3,600	$0	$0	$3,600
Daniel Dwyer	$1,600	$0	$0	$1,600
Barry Knepper	$3,600	$0	$0	$3,600
John Rotelli	$1,600	$0	$0	$1,600
George F. Thomas	$3,200	$0	$0	$3,200

(1)	Meeting fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)	The total number of shares of common stock covered by stock options held by each non-employee director at October 31, 2024 were as follows:

No. of Shares
Gerard DeCapua	1,400
Daniel Dwyer	1,400
Barry Knepper	1,400
John Rotelli	1,400
George F. Thomas	3,000

PROPOSAL 2

RATIFICATION OF ACCOUNTANTS

Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed CBIZ CPAs P.C. (formerly Marcum LLP), or CBIZ, as our independent registered accounting firm for the fiscal year ending October 31, 2025.

We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm, however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of CBIZ CPAs P.C. as Coffee Holding’s independent registered public accounting firm for the fiscal year ending October 31, 2025.

Based on the Company’s Bylaws, the affirmative vote of a majority of the votes cast present in person or by proxy at the Annual Meeting is necessary to ratify Proposal 2 (meaning the number of shares voted “for” Proposal 2 must exceed the number of shares voted “against” Proposal 2).

Attendance at Annual Meeting

Representatives of CBIZ are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Fees Billed to the Company in fiscal years 2024 and 2023

The following table summarizes the fees for professional services rendered by CBIZ, our independent registered public accounting firm, for the fiscal years ended October 31, 2024 and 2023:

	Fiscal Year
	2024	2023
Audit Fees (1)	$265,000	$150,000
Tax Fees	$40,000	$-
All Other Fees	$50,000	$-
Total	$355,000	$150,000

(1)	Audit fees consisted of work performed in connection with the audit of the consolidated financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as quarterly reviews and review of our Annual Reports on Form 10-K.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Coffee Holding by our registered independent public accountants, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Coffee Holding to its registered independent public accountant during the fiscal year in which the services are provided; (2) such services were not recognized by Coffee Holding at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. All of the services set forth in the table above were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2024 with management.

The Audit Committee has also reviewed and discussed with CBIZ the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Audit Committee also has received the written disclosures and the letter from CBIZ required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee covering independence, and has discussed with CBIZ its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of Coffee Holding Co., Inc. that the audited financial statements be included in Coffee Holding Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024.

Audit Committee of Coffee Holding Co., Inc.

Barry Knepper, Chairman
Gerard DeCapua
George F. Thomas

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our stockholders to vote to approve on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

The Board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Coffee Holding’s Named Executive Officers as disclosed in this proxy statement relating to its 2025 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules.

Based on the Company’s Bylaws, the affirmative vote of a majority of the votes cast present in person or by proxy at the Annual Meeting is necessary to ratify Proposal 3 (meaning the number of shares voted “for” Proposal 3 must exceed the number of shares voted “against” such proposal).

As previously described in detail in the “Executive Compensation” section of this proxy statement, our compensation program for executive officers consists generally of base salary, annual bonuses and equity compensation. These elements are intended to provide an overall compensation package that is commensurate with our financial resources, that is appropriate to ensure the retention of experienced management personnel, and that aligns their financial interests with those of our stockholders.

In 2019, the Board determined, based upon the results of our stockholders’ vote on an advisory basis, to hold an advisory vote on executive compensation every year. The next advisory vote on the frequency of holding an advisory vote on executive compensation will take place at this Annual Meeting.

We are asking our stockholders to indicate their support for the Named Executive Officer compensation as described in this proxy statement and as set forth below:

RESOLVED, that the stockholders of Coffee Holding Co., Inc. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed in the Company’s 2025 proxy statement pursuant to Item 402 of Regulation S-K, which disclosure includes the proxy statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

This proposal, commonly known as “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF HOLDING

STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 above. By voting on Proposal 4, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two or three years.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to stockholders every year.

Vote Required and Recommendation of the Board of Directors

The non-binding, advisory approval of a frequency alternative (of either 1 year, 2 years or 3 years) for future “say-on-pay votes” requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If no such frequency receives such a majority, the option receiving the greatest number of votes will be considered the recommendation of the stockholders. Abstentions, if any, and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends a vote of “1 year” as the preferred frequency of holding advisory votes on our executive compensation.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

The following is a summary of transactions since November 1, 2022 and all currently proposed transactions, to which JVA has been a participant, in which:

● the amounts exceeded or will exceed the lesser of $120,000 or one percent of the average of JVA’s total assets at year-end for the last two completed fiscal years; and

● any of the directors, executive officer or holders of more than 5% of our common capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

JVA has engaged its 40% partner in Generations Coffee Company, LLC (“GCC”), with which JVA has a joint venture, as an outside contractor. JVA is the 60% equity owner of the joint venture and Caruso’s Coffee Company (“Caruso’s”) owns the other 40% equity interest. Payments to Caruso’s during the years ended October 31, 2024 and October 31, 2023 amounted to $0 and $56,851, respectively, for the processing of finished goods. As of the fiscal period ended January 31, 2022, the parties to the joint venture have agreed not to continue with this joint venture.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

In order to include information with respect to a stockholder proposal in our proxy statement and related form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2026 annual meeting of stockholders must be received by us by August 18, 2026 at: Attention: David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, NY 10314, unless the date of the annual meeting is changed by more than 30 days from the date of the anniversary of the 2025 Annual Meeting of stockholders. The SEC rules contain standards as to whether stockholder proposals are required to be included in our proxy statement.

In addition, if you wish to submit a proposal for the 2026 annual meeting of stockholders without including such proposal in the proxy statement and related form of proxy for that meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws and our rules and regulations no later than 90 days in advance of the date of the annual meeting at: Attention: David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, NY 10314. Any proxies solicited by the Board will confer discretionary authority to vote on any proposals, notice of which is not timely received.

By Order of the Board of Directors,

By:	/s/ David Gordon
David Gordon
Secretary

Staten Island, New York

October 29, 2025

To ensure that your shares are represented at the Annual Meeting, please either vote over the Internet, by fax, or by completing, signing, dating and promptly returning the enclosed proxy card to Coffee Holding.

COFFEE HOLDING CO., INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS DECEMBER 16, 2025 AT 3:00 PM EDT

CONTROL ID:
REQUEST ID:

The undersigned stockholder of Coffee Holding Co., Inc. hereby appoints Andrew Gordon and David Gordon, or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Coffee Holding Co., Inc. held of record by the undersigned on October 17, 2025, at the annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, December 16, 2024 at 3:00 p.m., Eastern time, via the Internet, Stockholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at https://edge.media-server.com/mmc/go/jva2025agm or at any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/JVA
PHONE:	1-866-752-VOTE(8683)

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1 →	**FOR**	**WITHHOLD**		
Election of Directors to a term set forth below:				
Nominees / Term Expires				**CONTROL ID:**
Gerard DeCapua 2028	☐	☐		**REQUEST ID:**
George F. Thomas 2028	☐	☐		

Proposal 3 →	**FOR**	**AGAINST**	**ABSTAIN**
To hold an advisory vote on the Company's executive compensation.	☐	☐	☐

Proposal 4 →	**1 YEAR**	**2 YEARS**	**3 YEARS**	**ABSTAIN**
To hold an advisory vote on the frequency of holding stockholder advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors of Coffee Holding Co., Inc. unanimously recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposal 2, 3 and '1 YEAR' for Proposal 4.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **If no direction is given, this Proxy will be voted FOR each of the proposals listed above. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: _______________________, 2025

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)